Exhibit 24

KEYCORP

POWER OF ATTORNEY

The undersigned, an officer or director, or both an officer and director of KeyCorp, an Ohio corporation, which anticipates filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, such registration statements or amendments to existing registration statements (on Form S-4 or such other form or forms as are applicable) in connection with the registration under the Securities Act of 1933, as amended, of the sale of the Company’s common shares, $1.00 par value per share, that may be issued from time to time, hereby constitutes and appoints Thomas C. Stevens, Jeffrey B. Weeden, Joseph M. Vayda, Paul N. Harris, Daniel R. Stolzer, Steven N. Bulloch and Molly Z. Brown and each of them, as attorney for the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, to sign and file the proposed registration statements and any and all amendments, post-effective amendments, and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of May 26, 2009.

/S/ HENRY L. MEYER III Henry L. Meyer III Chairman, Chief Executive Officer, and President (Principal Executive Officer), and Director	/S/ JEFFREY B. WEEDEN Jeffrey B. Weeden Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ROBERT L. MORRIS Robert L. Morris Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	/S/ KRISTEN L. MANOS Kristen L. Manos Director

/S/ WILLIAM G. BARES William G. Bares Director	/S/ LAURALEE E. MARTIN Lauralee E. Martin Director

/S/ EDWARD P. CAMPBELL Edward P. Campbell Director	/S/ EDUARDO R. MENASCÉ Eduardo R. Menascé Director

/S/ CAROL A. CARTWRIGHT Dr. Carol A. Cartwright Director	/S/ BILL R. SANFORD Bill R. Sanford Director

/S/ ALEXANDER M. CUTLER Alexander M. Cutler Director	/S/ THOMAS C. STEVENS Thomas C. Stevens Director

/S/ H. JAMES DALLAS H. James Dallas Director	/S/ PETER G. TEN EYCK, II Peter G. Ten Eyck, II Director